Exhibit 4.1

EXECUTION COPY
THIRD AMENDMENT

THIRD AMENDMENT, dated as of January 30, 2009 (this “Amendment”), to the Revolving Credit Agreement, dated as of August 19, 2005 (as the same may be amended (including pursuant to this Amendment), supplemented or otherwise modified from time to time, the “Credit Agreement”), among SMITHFIELD FOODS, INC., a Virginia corporation (the “Borrower”); each of the Subsidiaries of the Borrower from time to time party to the Credit Agreement (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower, the “Obligors”), the lenders from time to time party to the Credit Agreement (the “Lenders”), CALYON NEW YORK BRANCH, COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. “RABOBANK INTERNATIONAL”, NEW YORK BRANCH and SUNTRUST BANK, as co-documentation agents (in such capacities, the “Co-Documentation Agents”), CITICORP USA, INC., as syndication agent (in such capacity, the “Syndication Agent”) and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested certain amendments to the Credit Agreement as more fully set forth herein; and

WHEREAS, the Lenders have agreed to such amendments but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2. Amendments to Section 1.01 of the Credit Agreement.  The following definitions set forth in Section 1.01 of the Credit Agreement shall be amended and restated to read in their entirety as follows:

 “Alternate Base Rate” means, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16th of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate for such day plus 0.50% and (c) the LIBO Quoted Rate for such day plus 1%.  As used herein, the term “LIBO Quoted Rate” means, for any day, the rate per annum determined on the basis of the rate for deposits in Dollars for a one-month interest period appearing on Page 3750 of the Telerate screen as of 11:00 a.m., London time, on such day (or if such day is not a Business Day, on the immediately preceding Business Day). Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Quoted Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Quoted Rate, respectively.

“Applicable Rate” means, for any day, with respect to any ABR Loan, Eurocurrency Revolving Loan, Letter of Credit, Swingline Loan, or with respect to the Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below for Loans of such Type, for Letters of Credit or Commitment Fees, as the case may be:

ABR Loans and Swingline Loans	Eurocurrency Loans, and Letters of Credit	Commitment Fee
2.50%	3.50%	0.50%

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending 14 days or on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) subject to clause (iv), if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Maturity Date and (iv) 14 day Interest Periods shall end on a Business Day and shall be subject to other requirements to be specified by the Administrative Agent.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

SECTION 3. Amendments to Section 2.02(d) of the Credit Agreement.  Section 2.02(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(d)  Certain Limits on Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall (1) not be entitled to request, or to elect to convert or continue any Borrowing if the Interest Period requested thereto would end after the Maturity Date or (2) not be entitled to request, or to elect to convert or continue Eurocurrency Loans with 14 day Interest Periods to the extent that, after giving effect thereto, the aggregate principal amount of Eurocurrency Loans with 14 day Interest Periods would exceed $200,000,000.”

SECTION 4. Amendments to Section 2.03(a) of the Credit Agreement.  Section 2.03(a) of the Credit Agreement is hereby amended by deleting clause (iii) thereof and substituting in lieu thereof the following:

“(iii)  in the case of an ABR Borrowing, not later than 11:30 a.m., New York City time, on the date of the proposed Borrowing.”

SECTION 5. Amendments to Section 2.06(a) of the Credit Agreement.  Section 2.06(a) of the Credit Agreement is hereby amended by deleting “1:00 p.m.” and substituting in lieu thereof “1:30 p.m.”.

SECTION 6. Amendments to Section 6.12(b) of the Credit Agreement.  Section 6.12(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“(b)  Consolidated Interest Coverage Ratio.  The Borrower will not permit the ratio of Consolidated EBITDA to Consolidated Interest Expense for any period of four consecutive fiscal quarters of the Borrower ended on the last day of each fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter:

Fiscal Quarter Ending	Ratio
February 1, 2009	1.6 to 1
May 3, 2009	1.2 to 1
August 2, 2009	1.35 to 1
November 1, 2009	1.35 to 1
January 31, 2010	2.0 to 1
May 2, 2010 and thereafter	3.0 to 1

SECTION 7. Amendments to Section 6.12(c) of the Credit Agreement.  Section 6.12(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(c)  Inventory and Receivables.  The Borrower will not, on any date on or before the Security Termination Date, permit the ratio of (i) the sum of 65% of the aggregate amount of Inventory plus 85% of the aggregate amount of Accounts Receivable, in each case, of the Borrower and the other Grantors (other than any Grantor that has sold, conveyed or otherwise transferred Accounts Receivable in connection with a Receivables Financing) subject to the Lien of the Security Agreement (the sum of the foregoing amounts shall be calculated based on the book value of Inventory and Accounts Receivable, as applicable, in accordance with GAAP as set forth in the financial statements delivered pursuant to Section 5.01(a) or (b), as applicable, and shall apply, for purposes of determining compliance with this Section, from the date such financial statements are delivered until such sum is subsequently redetermined as described herein) to (ii) the aggregate Revolving Credit Exposure of all the Lenders under this Agreement and any Pari Passu Debt, in either case at such date, to be less than 1.30 to 1 (the “Coverage Covenant”).”

SECTION 8. Amendments to Section 1 of the Security Agreement.  The definition of “Guarantor Obligations” set forth in Section 1 of the Security Agreement is hereby amended by inserting “and all obligations in respect of purchase cards owed to any Lenders or their Affiliates” after the phrase “automated clearinghouse transfer funds” in clause (ii), and by inserting “(it being agreed that all of the foregoing shall constitute Guaranteed Obligations for purposes of the Credit Agreement)” at the end of the parenthetical in clause (ii) thereof.

SECTION 9. Federal Funds Borrowings.  Notwithstanding anything to the contrary in the Credit Agreement, no Federal Funds Loans or Federal Funds Borrowings shall (i) be outstanding as of the Third Amendment Effective Date (other than Federal Funds Loans as to which the Borrower shall have delivered notices under Section 2.07(b) of the Credit Agreement electing to convert such Federal Funds Loans to ABR Loans or Eurocurrency Loans in accordance with the requirements of such Section) or (ii) be made or requested after the Third Amendment Effective Date.

SECTION 10. Real Property Mortgages.  The Borrower hereby agrees to execute and deliver, or to cause to be executed and delivered, to the Administrative Agent, within 30 days (or such longer period as shall be consented to by the Administrative Agent) after the Amendment Effective Date a deed of trust (in form and substance reasonably satisfactory to the Administrative Agent) with respect to the real property (including buildings and improvements) of the Borrower and its Subsidiaries located in Bladen County, North Carolina, known as the Tar Heel pork processing plant. Borrower shall also (i) deliver, or cause to be delivered, to the Administrative Agent in respect of such property, a policy of title insurance issued by First American Title Insurance Company (which title insurance policy shall be a fully paid policy of title insurance (or marked-up title insurance commitment having the effect of a policy of title insurance) insuring the Lien of such deed of trust as a valid first Lien on the real property and fixtures described therein in the amount equal to not less than the fair market value of such real property and fixtures, issued by First American Title Insurance Company, which shall (a) to the extent  required by the Administrative Agent, include such reinsurance arrangements (with provisions for direct access, if necessary) as shall be reasonably acceptable to the Administrative Agent, (b) has been supplemented by such endorsements or affirmative coverage as shall be reasonably requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, contiguity (to the extent applicable), revolving credit, doing business, non-imputation, public road access, survey, variable rate, environmental lien (to the extent available and commercially reasonable), subdivision (to the extent applicable), separate tax lot (to the extent applicable), and so-called comprehensive coverage over covenants and restrictions), and (c) contain no exceptions to title other than Liens permitted under the Credit Agreement), (ii) deliver, or cause to be delivered, to the Administrative Agent in respect of such property, such existing surveys, abstracts, certificates, title documents, appraisals (to the extent appraisals are required to comply with government regulations), local counsel opinions and other documents as the Administrative Agent may reasonably request with respect to such property, in each case in form and substance reasonably satisfactory to the Administrative Agent, and (iii)  take or cause to be taken such other actions, in each case, as the Administrative Agent shall reasonably request or require in connection with the foregoing.

SECTION 11. Conditions to Effectiveness.  This Amendment shall become effective upon the date (the “Third Amendment Effective Date”) on which the following conditions are satisfied:  (i) the Administrative Agent shall have received counterparts of this Amendment, executed and delivered by a duly authorized officer of each of the Obligors and Lenders constituting the Required Lenders; (ii) the Administrative Agent shall have received, for the account of each Lender which consents to this Amendment on or prior to 5:00 p.m. (EST) on January 30, 2009, an amendment fee in an amount separately agreed by the Borrower and the Administrative Agent and notified to the Lenders; (iii) the Borrower shall be in compliance with the provisions of Section 5 hereof; and (iv) no Default or Event of Default shall have occurred and be continuing as of the Third Amendment Effective Date.

SECTION 12. Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and the Lenders that as of the Third Amendment Effective Date, after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing and the representations and warranties made by the Borrower in or pursuant to the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the Third Amendment Effective Date as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

SECTION 13. Effect of Amendment.  (a)  This Amendment shall not constitute an amendment or waiver of or consent to any provision of the Credit Agreement and the other Loan Documents not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein.  Except as expressly amended hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with its terms.

(b)  On and after the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 14. Costs and Expenses.  The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent.

SECTION 15. Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 16. Counterparts.  This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), each of which when so executed and delivered shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

SECTION 17. GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

SMITHFIELD FOODS, INC

By /s/ Carey J. Dubois
Name: Carey J. Dubois
Title: Vice President, Finance

SUBSIDIARY GUARANTORS

THE SMITHFIELD PACKING COMPANY, INCORPORATED
IOWA QUALITY MEATS, LTD.
JOHN MORRELL & CO.
NORTH SIDE FOODS CORP.
PATRICK CUDAHY INCORPORATED
QTF LIQUIDATION CORP.
STEFANO FOODS, INC.
MURPHY FARMS OF TEXHOMA, INC.

BROWN’S OF CAROLINA LLC
CARROLL’S FOODS LLC
CARROLL’S FOODS OF
  VIRGINIA LLC
CENTRAL PLAINS FARMS LLC
CIRCLE FOUR LLC
MURPHY FARMS LLC
QUARTER M FARMS LLC,
MURPHY-BROWN HOLDINGS LLC
each a Delaware limited liability company

By           MURPHY-BROWN LLC,
a Delaware limited liability company,
as a sole member of each

By           JOHN MORRELL & CO.,
a Delaware corporation,
as its sole member

                                /s/ Carey J. Dubois
Name:  Carey J. Dubois
Title:    Vice President

SMITHFIELD GLOBAL PRODUCTS INC. FARMLAND FOODS, INC. By /s/ Carey J. Dubois Name: Carey J. Dubois Title: Vice President

Signature Page to Third Amendment to
Smithfield Foods, Inc. Revolving Credit Agreement

MURPHY-BROWN LLC, a Delaware limited liability company By JOHN MORRELL & CO., a Delaware corporation, as its sole member /s/ Carey J. Dubois Name: Carey J. Dubois Title: Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:     /s/ Barbara R. Marks
Name: Barbara R. Marks
Title: Executive Director

AgFirst Farm Credit Bank

By:     /s/ John W. Burnside, Jr
Name:  John W. Burnside, Jr.
Title:  Vice President

AgStar Financial Services, FLCA

By:     /s/ Donald G. Lindeman
Name:  Donald G. Lindeman
Title:  Vice President

BANK OF AMERICA, N.A.

By:     /s/ William F. Sweeney
Name:  William F. Sweeney
Title:  Senior Vice President

BNP Paribas

By:     /s/ Michael Pearce
Name:  Michael Pearce
Title:  Director

By:     /s/ Fikret Durmus
Name:  Fikret Durmus
Title:  Vice President

Signature Page to Third Amendment to
Smithfield Foods, Inc. Revolving Credit Agreement

Calyon New York Branch,

By:     /s/ David Cagle
Name:  David Cagle
Title:  Managing Director

By:     /s/ Robert Smith
Name:  Robert Smith
Title:  Managing Director

Citicorp USA, Inc.

By:     /s/ Robert J. Kane
Name:  Robert J. Kane
Title:  Managing Director

CoBANK, ACB

By:     /s/ Jeff Norte
Name:  Jeff Norte
Title:  Vice President

COMMERZBANK AG, NEW YORK
AND GRAND CAYMAN BRANCHES

By:     /s/ G. Rod McWalters
Name:  G. Rod McWalters
Title:  Senior Vice President

By:     /s/ Douglas L. Glickman
Name:  Douglas L. Glickman
Title:  First Vice President

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH

By:     /s/ Jeff P. Geisbauer
Name:  Jeff P. Geisbauer
Title:  Vice President

By:     /s/ Andrew Sherman
Name:  Andrew Sherman
Title:  Executive Director

Signature Page to Third Amendment to
Smithfield Foods, Inc. Revolving Credit Agreement

FARM CREDIT BANK OF TEXAS

By:     /s/ Alan Robinson
Name:  Alan Robinson
Title:  Vice President

Farm Credit Services of America, PCA

By:     /s/ Bruce Dean
Name:  Bruce Dean
Title:  Vice President

FARM CREDIT SERVICES OF MID-AMERICA, FLCA

By:     /s/ Ralph M. Bowman
Name:  Ralph M. Bowman
Title:  Vice President

FARM CREDIT WEST, FLCA

By:     /s/ Ben Madonna
Name:  Ben Madonna
Title:  Vice President

FCS FINANCIAL, PCA

By:     /s/ Lee Fuchs
Name:  Lee Fuchs
Title:  Vice President

First Pioneer Farm Credit, ACA

By:     /s/ James M. Papai
Name:  James M. Papai
Title:  Vice President

Fresno-Madera Production Credit Association

By:     /s/ Bruce L. McAbee
Name:  Bruce L. McAbee
Title:  Executive Vice President

Signature Page to Third Amendment to
Smithfield Foods, Inc. Revolving Credit Agreement

GENERAL ELECTRIC CAPITAL CORPORATION

By:     /s/ Robert E. Kelly
Name:  Robert E. Kelly
Title:  Duly Authorized Signatory

GOLDMAN SACHS CREDIT PARTNERS, L.P.

By:     /s/ Andrew Caditz
Name:  Andrew Caditz
Title:  Vice President

GreenStone Farm Credit Services, ACA/FLCA

By:     /s/ Alfred S. Compton, Jr.
Name:  Alfred S. Compton, Jr.
Title:  VP/Managing Director

Harris N.A.

By:     /s/ John Carley
Name:  John Carley
Title:  Vice President

HSBC Bank USA, National Association

By:     /s/ Robert J. Devir
Name:  Robert J. Devir
Title:  Managing Director

ING Capital LLC

By:     /s/ Lina Garcia
Name:  Lina Garcia
Title:  Vice President

MidAtlantic Farm Credit, ACA

By:     /s/ William J. Rutter
Name:  William J. Rutter
Title:  Vice President

Signature Page to Third Amendment to
Smithfield Foods, Inc. Revolving Credit Agreement

MIZUHO CORPORATE BANK, LTD.

By:     /s/ Robert Gallagher
Name:  Robert Gallagher
Title:  Authorized Signatory

Northwest Farm Credit Services, FLCA

By:     /s/ Carol L. Sobson
Name:  Carol L. Sobson
Title:  Vice President

THE ROYAL BANK OF SCOTLAND PLC

By:      /s/ William McGinty
Name:  William McGinty
Title:  Senior Vice President

SOCIETE GENERALE

By:     /s/ Sebastien Ribatto
Name:  Sebastien Ribatto
Title:  Managing Director

SUNTRUST BANK

By:     /s/ M. Gabe Bonfield
Name:  M. Gabe Bonfield
Title:  Vice President

United FCS, FLCA d/b/a FCS Commercial Finance Group

By:     /s/ Lisa Caswell
Name:  Lisa Caswell
Title:  Assistant Vice President

U.S. AgBank, FCB

By:     /s/ Travis W. Ball
Name:  Travis W. Ball
Title:  Vice President

Signature Page to Third Amendment to
Smithfield Foods, Inc. Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By:     /s/ Thomas Martin
Name:  Thomas Martin
Title:  Senior Vice President

Wachovia Bank, National Association

By:     /s/ Beth Rue
Name:  Beth Rue
Title:  Vice President

Signature Page to Third Amendment to
Smithfield Foods, Inc. Revolving Credit Agreement